                                                TSA
                                             403(b)(7)
                                               FORMS
                                                KIT

                                  ----------------------------------
                                     EVERYTHING YOU NEED TO:
                                     - OPEN A NEW SM&R TSA
                                       403(b) ACCOUNT

                                     - TRANSFER YOUR PRESENT TSA
                                       403(b) ACCOUNT TO SM&R

                                     - DIRECTLY ROLL OVER ASSETS
                                       FROM ANOTHER INSTITUTION

                                     - ESTABLISH AN ORP (STATE OF
                                       TEXAS ONLY)
                                  ----------------------------------




                                 SECURITIES MANAGEMENT & RESEARCH, INC.
                               One Moody Plaza // Galveston, Texas 77550
                                            (409) 763-2767

                                                [LOGO]

                                           Member NASD SIPC

NEW TAX LAW IMPACTS 403(b) DISTRIBUTIONS
-------------------------------------------------------------------------------
  New IRS rules have liberalized which distributions can be rolled over, but now require plan custodians to automatically withhold 20% from all distributions eligible for rollover received from 403(b) annuities or mutual funds.
  Under the new law effective January 1, 1993, 403(b) annuity and mutual fund distributions that are eligible for rollover are subject to 20% mandatory withholding unless they are directly rolled into an IRA or other eligible plan. The 20% withholding tax is not a penalty and is paid to the IRS as a credit toward the employee's income tax liability for that year.
  The new law specifies that any 403(b) plan distribution--except those listed below--is an "eligible rollover distribution." Distributions not eligible for rollover that allow the participant to elect out of withholding are:

  - Required Minimum Distributions--Employees who reach age 70 1/2 are required to take distributions. Required minimums have never been eligible for rollover, and employees may still elect out of withholding in these cases.

  - Substantially equal periodic payments over a single or joint life expectancy or over a period of at least 10 years--To receive a substantially equal periodic payment, a participant must have separated from service (for example, terminated employment). Participants taking this type of distribution may elect out of withholding.

  - Certain excess, after-tax and "deemed" distributions--While these types of distributions are not common, custodians should be aware that this type of distribution cannot be rolled, therefore, is not subject to the withholding rule, either.

  Since all other distributions are eligible for rollover, the 20% withholding tax can be avoided simply by directly rolling the distribution into an IRA or another eligible plan.
  A direct rollover is actually an easier transaction for an employee than a "regular" rollover because the custodians do most of the work. The custodians move the distribution directly between the two plans. The employee avoids taking physical possession of the distribution and concern about the 60-day rollover rule is lessened. If employees do choose a "regular" rollover and take physical possession of the distribution before rolling it into an IRA or other eligible plan within the allowable 60-day period, the 20% withholding tax will be imposed.
  Generally, employees will take a distribution when they change jobs or terminate employment for other reasons, thus "triggering" the distribution. Distributions made for other reasons, or because an employer discontinues a plan, will generally be eligible for rollover and thus participants may not elect out of withholding unless they chose the direct rollover option.
  The following situations may assist you in understanding the new rules more clearly.

How to Avoid 20% Withholding

    IF you are changing jobs, have been laid off, have terminated employment...
    THEN you can directly roll over your distribution and avoid the mandatory 20% withholding requirement.

    IF you are required to take distributions from your 403(b) plan because you are age 70 1/2 or older...
    THEN you may elect out of withholding, but you can't roll over your distribution.

    IF you are receiving "substantially equal" periodic payments because you've separated from service...
    THEN you may elect out of withholding, but you can't roll over your distribution.

When The 20% Withholding Will Apply

    IF you do not directly roll over your distribution and you decide to keep it...
    THEN you'll receive 20% less than you requested, and the entire distribution will be subject to regular income and possible penalty taxes as well.

    IF you do not directly roll over your distribution but roll everything you receive within the 60-day allowable time limit...
    THEN this is a regular rollover (not a direct rollover), and you will receive 20% less than you requested; you may make up the difference from your own pocket and roll 100% of your distribution within the 60-day limit.

    IF you do not directly roll over your distribution and decide to keep only part of what you receive and roll the rest...
    THEN 20% federal income tax will be withheld on the entire distribution. The portion of the entire distribution that is not rolled over is subject to regular income and possible penalty taxes. You may also roll the 20% withheld by making it up out of your own pocket.

  The new withholding requirements make it important for you to receive professional financial or tax advice before a distribution is taken, so that 20% withholding can be avoided.

TIMELY ANSWERS TO SOME FREQUENTLY ASKED QUESTIONS ABOUT
TSA 403(b) CUSTODIAL ACCOUNTS
-------------------------------------------------------------------------------
  This kit is designed to provide you with general information about the American National Family of Funds TSA Plan. It is not intended as a complete or definitive explanation of the plan, the provisions of the Employee Retirement Income Security Act of 1973 or the Tax Code. Neither the Investment Adviser nor the Custodian is in a position to render legal or tax advice. Please consult your legal or tax professional if you have any questions in this regard.

WHAT IS A TAX-SHELTERED 403(b) CUSTODIAL ACCOUNT?
A 403(b) is a voluntary tax-sheltered account (TSA) that allows you to set aside pre-tax money for retirement through a salary reduction with your Employer.

WHO IS ELIGIBLE TO PARTICIPATE IN THE PROGRAM?
Employees of a public school or a tax-exempt, non-profit organization which qualifies under Section 501(c)(3) of the Internal Revenue Code. This includes hospitals, research foundations, churches, symphony orchestras, scientific foundations, private non-profit colleges and universities, museums and zoos.

WHY SHOULD I ESTABLISH A TSA?
Contributions to a TSA are deferred from current federal income tax. The earnings on your TSA also accumulate on a tax-deferred basis allowing your money to work its hardest for you until you withdraw it. Participation is voluntary so you control when and how much is contributed.

HOW MUCH CAN I CONTRIBUTE TO MY TSA?
The maximum contribution amount is based on your gross compensation, the length of time with your current employer, the amounts already contributed to a TSA, and the type of your employer. A Salary Reduction Maximum Allowable Deferral Worksheet is provided in the kit to assist you in determining the maximum amount allowable.

WILL I EVER PAY TAXES ON THIS MONEY?
Yes, your TSA contributions and earnings are tax-deferred. However, you must pay federal income tax on these amounts once you begin to take distributions. Usually, due to retirement age and status, your tax bracket will be lower when your distributions begin. State tax laws vary and you will want to consult your tax adviser regarding your particular tax situation.

WHEN CAN I WITHDRAW FROM MY 403(b) ACCOUNT?
You may only withdraw from your account upon the occurrence of one of the following events. Additional restrictions apply if you are a participant in the State of Texas ORP Program, please refer to the Custodial Agreement for such restrictions.
  - You have separated from service with your employer
  - You have become disabled
  - You have attained the age 59 1/2
  - You have encountered financial hardship within the meaning of code section 403(b)(7)(ii)
  - Your beneficiary may withdraw from your account if you have died
Refer to page 2 of this kit for an explanation of the 20% mandatory withholding requirements on distributions from your TSA.

CAN I BORROW FROM MY TSA?
No, the American National Family of Funds 403(b) plan does not permit borrowing.

CAN I TRANSFER AN EXISTING 403(b) ACCOUNT TO THE AMERICAN NATIONAL FAMILY
OF FUNDS?
Yes, you can easily transfer the assets of your existing plan to a Fund in the American National Family by completing the 403(b)(7) Account Application and Transfer of Assets Request in this kit.

HOW MAY MY ACCOUNT BE DISTRIBUTED?
Distributions may be taken in lump sum or systematic payments. These systematic payments should be scheduled over the life expectancy of the participant, the joint life expectancy of the participant and his or her spouse, or a specified period not exceeding the combined life expectancy of the participant and the participant's spouse.

WHEN CAN I ROLL OVER MY TSA INTO AN IRA?
A rollover of your TSA assets into an IRA can take place if you have separated from service with your employer, attained age 59 1/2 or become disabled. Such a rollover is permitted subject to certain restrictions which should be discussed with your tax adviser for further details.

HOW CAN I WITHDRAW MONEY WITHOUT A PREMATURE DISTRIBUTION PENALTY PRIOR TO AGE 59 1/2, IF NECESSARY?
Withdrawals without a penalty can be taken if you become permanently disabled, receive substantially equal periodic payments beginning after termination of employment, or when you reach age 55 and have terminated employment. If you are a participant in the State of Texas ORP Program, see the Custodial Agreement for additional restrictions. Consult your tax adviser for answers to specific questions you may have.

INSTRUCTIONS FOR ESTABLISHING A 403(b)(7) ACCOUNT IN THE AMERICAN NATIONAL FAMILY OF FUNDS
-------------------------------------------------------------------------------
TO ESTABLISH A NEW ACCOUNT
1. Complete 403(b)(7) Account Application (Numbers 1-3, 5-7, and 9)
2. Complete Beneficiary Information, page 4
3. Submit a check for $7.50 custodian fee

TO TRANSFER FROM ANOTHER INSTITUTION
1. Complete 403(b)(7) Account Application (Numbers 1-7, and 9)
2. Complete Transfer of Assets Request Form, page 9
3. Complete Beneficiary Information, page 4
4. Submit a check for $7.50 custodian fee

TO ROLLOVER ASSETS FROM ANOTHER INSTITUTION
1. Complete 403(b)(7) Account Application (Numbers 1-7, and 9)
2. Complete Beneficiary Information, page 4
3. Attach check for amount of rollover received from the institution
4. Submit a check for $7.50 custodian fee

TO ESTABLISH AN ORP (STATE OF TEXAS ONLY)
1. Complete 403(b)(7) Account Application (Numbers 1-9)
2. Complete Beneficiary Information, page 4
3. Complete ORP Participant Acknowledgement and Disclosure Statement below
4. If both the employee and state contributions will be invested in the Primary Series, complete two separate applications, indicate "state" on the application for the state contribution
5. Submit a check for $7.50 custodian fee

TWO APPLICATIONS HAVE BEEN INCLUDED IN THIS KIT TO ALLOW FOR THE
ESTABLISHMENT OF BOTH ORP (STATE OF TEXAS APPROVED INSTITUTIONS ONLY) AND TSA ACCOUNTS FOR AN INDIVIDUAL.

                      Mail all completed documents to:
                   Securities Management & Research, Inc.
                        One Moody Plaza, 14th Floor
                            Galveston, TX 77550

-------------------------------------------------------------------------------
ORP ONLY
ORP PARTICIPANT ACKNOWLEDGEMENT AND
DISCLOSURE STATEMENT
-------------------------------------------------------------------------------
THIS ACKNOWLEDGEMENT MUST ACCOMPANY ALL APPLICATIONS COMPLETED FOR PARTICIPATION IN THE TEXAS OPTIONAL RETIREMENT PROGRAM.

 I acknowledge that I have been informed of the restrictions imposed on redemptions under ORP. I understand that no distribution from the custodial account established under ORP shall be made unless satisfactory evidence of one of the following conditions is provided to Securities Management & Research, Inc., the Custodian, by my Employer.

                  1. Death of Participant
                  2. Termination of Service with Employer
                  3. Retirement of Participant

 Furthermore, I understand that ORP does not allow the withdrawal of proceeds from the Program for:

                  1. Financial hardship
                  2. Treatment as a premature distribution
                  3. Reaching age 59 1/2

_______________________________________
Participant's Signature

_______________________________________
Date

_______________________________________
Representative's Signature

_______________________________________
Date

           SECURITIES MANAGEMENT & RESEARCH, INC.

[Logo]     One Moody Plaza, Galveston, TX  77550
                   Member NASD, SIPC
    Distributor for the American National Family of Funds

403(b)(7) ACCOUNT APPLICATION-PART 1
                                  |------------------------------------------|
                                  |                HOME OFFICE USE           |
                                  |------------------------------------------|
                                  |  Account Number                          |
                                  |---------------------|--------------------|
                                  |  Account Type       |     Social Code    |
                                  |---------------------|--------------------|
                                  |  FI Number          |     LOI Amount     |
                                  |---------------------|--------------------|
-------------------------------------------------------------------------------

______________________________________________________________________________
1. EMPLOYEE INFORMATION

Name _________________________________________________________________________
SSN _______________________________________________ Birthdate ________________
Address ______________________________________________________________________
City ______________________________________ State _______________ Zip ________
Phone Day _______________________________________________ Evening ____________
______________________________________________________________________________
2. EMPLOYER INFORMATION

Name _________________________________________________________________________
Address ______________________________________________________________________
City ______________________________________ State _______________ Zip ________
______________________________________________________________________________
3. ACCOUNT TYPE

/ / 403(b)(7) Account

/ / Texas Optional Retirement Program (ORP). An ORP is a 403(b) plan available to institutions of higher education in the State of Texas. The term 403(b) also applies to ORP accounts whenever mentioned in any 403(b) documents in this Kit.
______________________________________________________________________________
4. TRANSFER OR ROLLOVER ACCOUNTS

Please complete this section ONLY if you are transferring your 403(b) account to one of the Funds in the American National Family of Funds FROM ANOTHER INSTITUTION.

/ / A transfer of funds from ANOTHER 403(b) account is pending. A transfer request is attached and a check for the $7.50 custodian fee is enclosed.

/ / I am rolling over my 403(b) account to one of the Funds in the American
    National Family of Funds from another institution. I have liquidated the former account and attached a check for the proceeds, which are to be invested in an American National 403(b) account. I have enclosed a check for the $7.50 custodian fee.

______________________________________________________________________________
5. FUND SELECTION AND CONTRIBUTION INFORMATION (If more than one fund selected, indicate amount or percentage to be invested in each fund or series.)

Total Amount of Salary Reduction $____________________________________________

/ / 21 Growth Fund           $_______________________ or ____________________%

/ / 22 Income Fund           $_______________________ or ____________________%

/ / 23 Triflex Fund          $_______________________ or ____________________%

/ / 26 Government
       Income Series         $_______________________ or ____________________%

/ / 27 Primary Series        $_______________________ or ____________________%

SUBSEQUENT CONTRIBUTIONS        $_____________________________________________

/ / monthly   / / quarterly   / / annually   / / other _______________________

                  Billing Franchise # _________________________
______________________________________________________________________________
6. LETTER OF INTENT (Not applicable to Primary Series)

I agree to the terms of the Letter of Intent as set forth in the respective Prospectus. Although I am not obligated to do so it is my intention to invest over a 13 month period in shares of one or more funds an aggregate amount at least equal to that which is checked below. If existing accounts are to be included, list under #7 below.

        / / $50,000        / / $100,000*           / / $250,000
        / / $500,000       / / $1,000,000          / / $1,500,000
        (*Government Income Series begins at $100,000)
______________________________________________________________________________
7. SALES CHARGE REDUCTION (Not applicable to Primary Series)

List all Existing Accounts. There will be no retroactive reduction of the sales charge for shares previously purchased if this section is not completed.

Fund and Account Nos. ________________________________________________________
______________________________________________________________________________


                            PLEASE MAKE CHECK PAYABLE TO
                       SECURITIES MANAGEMENT & RESEARCH, INC.

                               Continued on back.

[Logo] SECURITIES MANAGEMENT & RESEARCH, INC.

ACCOUNT APPLICATION - PART 1
______________________________________________________________________________
8. ORP VESTING INFORMATION (complete only if you will be a State of Texas ORP participant)

Please check the statement below that applies to your vesting status in the Optional Retirement Plan (ORP).

/ / YES, I have participated in the ORP for one year and one day and am vested in the Program.

/ / NO, I have not participated in the ORP Program long enough to have met the vesting requirements (one year and one day).

I understand that:

1. The contributions made by my employer on my behalf will be invested in the Primary Series until the vesting requirements have been met;

2. Once I am vested, the State's matching contributions may be exchanged into another fund upon authorization; AND

3.  I have received and read a current prospectus of the fund selected.

9.  SIGNATURE

The Employee hereby: (a) appoints Securities Management and Research, Inc. ("SM&R") as Custodian of the account; (b) acknowledges that he/she has received a current prospectus(es) of the American National Funds Group and/or SM&R Capital Funds, Inc. and has selected and agreed to the terms as stated in the prospectus; (c) consents to the $7.50 (per account) initial installation fee, the $7.50 (per account) annual maintenance fee and the $5.00 excess contribution adjustment fee. Such fees are subject to change on 30 days written notice to the Employee; (d) acknowledges that he/she has received a copy of the Custodial Agreement; (e) has obtained Employer's consent to participate in the Agreement and is an Employee of an Employer defined in the Agreement; (f) acknowledges responsibility for computing the maximum annual contribution and for notifying custodian of the amount of excess contributions, if any; and (g) agrees to the conditions governing the designation of beneficiary, and (h) certifies under penalty of perjury that the information contained in this application and supporting documents, are true, correct and complete.

______________________________________________________________________________
Employee's Signature

______________________________________________________________________________
Date

CUSTODIAN: SECURITIES MANAGEMENT AND RESEARCH, INC.

This account becomes effective on the date the Custodian, or its agent, accepts the application by issuing an investment confirmation to the Employee, provided the Employee is not notified to the contrary within 30 days.

REPRESENTATIVE INFORMATION

______________________________________________________________________________
Representative Name (Please Print)

______________________________________________________________________________
Representative Signature

______________________________________________________________________________
SM&R Rep. Social Security Number

DEALER INFORMATION

______________________________________________________________________________
Dealer/Representative Name & Number

______________________________________________________________________________
Dealer/Representative Signature

______________________________________________________________________________
SM&R Dealer # (Internal Use Only)

Note: For Texas ORP Plans, make a copy of Part 1 of Application, which must be signed by the institution.

           SECURITIES MANAGEMENT & RESEARCH, INC.

[Logo]     One Moody Plaza, Galveston, TX  77550
                   Member NASD, SIPC
    Distributor for the American National Family of Funds

403(b)(7) ACCOUNT APPLICATION - PART 2
--------------------------------------------------------------------------------
Purchaser Suitability Form & Arbitration Agreement (This form must accompany all mutual fund applications submitted to SM&R. All information requested is required.)


NEW INVESTOR INFORMATION

Date
     ---------------------------------------------------------------------------

1. Account Registration
                        --------------------------------------------------------

   If account registered as a corporation, partnership or other legal entity, names of any persons authorized to transact business on behalf of entity:

   -----------------------------------------------------------------------------

   Social Security (or Tax I.D.) No.
                                     -------------------------------------------

2. Fund(s) being purchased
                          ------------------------------------------------------

3. Investor's Occupation
                        --------------------------------------------------------

   Name of Employer
                   -------------------------------------------------------------

   Address of Employer
                      ----------------------------------------------------------

   Business Phone (   )
                       ---------------------------------------------------------

4. Is the Investor employed by or associated with a member of the NASD or NYSE?

   / / No

   / / Yes. If yes, provide the name, address or phone no. of the firm:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

5. Tax Status

   / / Single                 / / Head of Household

   / / Married filing separate returns

   / / Married filing joint return or qualifying widow(er) with dependent child

   / / Corporation            / / Other

6. Marital Status

   / / Married                / / Single                  / / Widowed

7. Dependents

   / / Spouse                 / / Children: Ages
                                                 -----------
   / / Other

INVESTOR SUITABILITY INFORMATION
(TO BE COMPLETED BY INVESTOR OR REGISTERED REPRESENTATIVE)

NASD rules require Registered Representatives to have reasonable grounds for believing the recommended investment is suitable for the customer. Therefore, representatives are required to make inquiries concerning the financial condition of a proposed investor. You are urged to supply such information so that the representative can make an informed judgment as to the suitability of your investment selection(s). However, you are not required to divulge such information. If you choose not to do so, you must sign at the section provided on the reverse side indicating refusal and acknowledging that the representative did request the suitability information.

1. SOURCES OF FUNDS FOR INVESTMENT
   / / Current Earnings        / / Gift or Inheritance     / / Insurance Benefit
   / / Savings                 / / Sale of Assets          / / Maturity Proceeds
   / / Other
            ----------------

2. PRIMARY PURPOSE OF INVESTMENT
   / / Education              / / Savings                 / / Retirement
   / / Current Income         / / Tax Shelter             / / Business Purposes
   / / Other
            ----------------

3. INVESTMENT PROFILE
   (a) What is your current investment preference?
       / / Aggressive Growth  / / Growth                  / / Growth & Current
                                                              Income
       / / Current Income     / / Maximum safety, even if modest return

   (b) What is your risk comfort level?
       / / High               / / High/Moderate           / / Moderate
       / / Moderate/Limited   / / Low

   (c) What is your financial goal time horizon?
       / / 1-5 years          / / 5-10 years
       / / 10 years and beyond

   (d) What is your age range?
       / / 21-40              / / 41-59                   / / 60+

   (e) What is your tax bracket?
       / / 15%                / / 28%                     / / 28+

   (f) What is your estimated annual family income?
       / / Under $15,000      / / $15,000-$30,000         / / $30,000-$50,000
       / / $50,000-$100,000   / / Over $100,000

   (g) What is your estimated net worth (exclude home, furnishings and automobiles)?
       / / Under $25,000      / / $25,000-$50,000
       / / $50,000-$100,000   / / Over $100,000

   (h) Are you responsible for the financial welfare of anyone other than your immediate family (i.e. alimony, child or parental support, etc.)?
       / / Yes                / / No

   (i) Do you own other securities?
       / / Yes                / / No
   Types: / / Stocks    / / Bonds   / / Mutual Funds
          / / Variable Products     / / Other
                                             --------------------

I (we) furnished the above suitability information and it has been accurately recorded.

Investor Signature
                  --------------------------------------------------------------

Joint Owner Signature
                     -----------------------------------------------------------


                                  Continued on back.

[Logo] SECURITIES MANAGEMENT & RESEARCH, INC.

403(b)(7) ACCOUNT APPLICATION - PART 2
--------------------------------------------------------------------------------

STATEMENT OF REFUSAL TO PROVIDE FINANCIAL INFORMATION

I (we) fully understand that the Registered Representative, acting on behalf of Securities Management & Research, Inc. (SM&R), has requested the preceding suitability information to determine whether my (our) purchase of securities is an appropriate investment considering my (our) financial situation. I (we) refuse to provide the requested information and by my (our) signature(s) below agree not to seek rescission of the investment or damages based on its unsuitability.


--------------------------------------------------------------------------------
Investor Signature

--------------------------------------------------------------------------------
Joint Owner Signature

REGISTERED REPRESENTATIVE NOTICE - Should the Investor sign the above Statement of Refusal to Provide Financial Information, it is still an NASD requirement that you have reasonable grounds to recommend the purchase of this investment as suitable. Therefore, YOU must complete the suitability information to the best of your knowledge and certify that you have done so when signing the Registered Representative's Statement below.


REGISTERED REPRESENTATIVE STATEMENT & SIGNATURE

Check appropriate boxes.

/ / Application-Part 1 attached.
/ / Custodial Agreement and Disclosure Statement detached and given to Investor.
    (For IRA, TSA, SEP, or SIMPLE accounts only)
/ / Signed Arbitration Agreement
/ / Suitability information was provided by the Investor and the Investor signed acknowledgment that information was accurately recorded.

                                        - or -

/ / Refusal to Provide Financial Information Statement Signed by Investor.
    I provided the suitability information to the best of my knowledge and have reasonable grounds to recommend the purchase of this investment as suitable for the investor.


--------------------------------------------------------------------------------
Registered Representative Signature

--------------------------------------------------------------------------------
Registered Representative Name (print)

PURCHASER AGREEMENT TO ARBITRATION

THIS SECTION IS NOT APPLICABLE TO MISSOURI RESIDENTS

The following conditions are agreed to by all parties to this agreement.

   1. Arbitration is final and binding on the parties.

   2. The parties are waiving their right to seek remedies in court, including the right to a jury trial.

   3. Pre-arbitration discovery is generally more limited and different from court proceedings.

   4. The arbitrators' award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by arbitrators is strictly limited.

   5. The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

   By signature below, I (we) understand that I (we) have the right to any dispute between us arising under the federal securities laws to be resolved through litigation in the courts. In lieu of using the courts, I (we) may agree, after any such dispute has arisen, to settle it by arbitration before an appropriate group of arbitrators. However, I (we) understand that any other dispute between us arising out of any transaction or this agreement shall be settled by arbitration before the National Association of Securities Dealers, Inc., which must be commenced by a written notice of intent to arbitrate. Judgment upon any award may be entered in any appropriate court.

   I (we) further understand that we may not bring a punitive or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against anyone who has initiated in court a punitive class action; or who is a member of a punitive class action until (1) the class action certification is denied; or (2) the class is decertified, or (3) I (we) are excluded from the class action by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any right under this agreement except to the extent stated herein.


--------------------------------------------------------------------------------
Investor Signature

--------------------------------------------------------------------------------
Joint Owner Signature

Accepted; Securities Management & Research, Inc.

By
  ------------------------------------------------------------------------------

Date
    ----------------------------------------------------------------------------

                                                                       Form 9402
                                                                       06/97

BENEFICIARY INFORMATION (TO BE COMPLETED AND SUBMITTED WITH APPLICATION(S))
_______________________________________________________________________________

The following designations(s) is (are) subject to the provisions of the Plan. This designation of beneficiary(ies) remains in effect unless and until a new designation of beneficiary form is sent, in writing, to the Custodian. This designation may be revoked and a different beneficiary named by providing the Custodian with a newly executed Designation of Beneficiary form. Indicate a percentage amount for each named beneficiary to avoid the possibility of court intervention. Special beneficiary arrangements should be outlined in your will. If you are not survived by any designated beneficiary, your estate will be your beneficiary.

PRIMARY BENEFICIARY

1. Name _______________________________
   Date of Birth ______________________
   Relationship________________________
   Share %______________SSN____________
   Address_____________________________
   City________________________________
   State___________________Zip_________

2. Name _______________________________
   Date of Birth ______________________
   Relationship________________________
   Share %______________SSN____________
   Address_____________________________
   City________________________________
   State___________________Zip_________

SECONDARY BENEFICIARY: (If the person(s) named above should fail to survive me)

1. Name _______________________________
   Date of Birth ______________________
   Relationship________________________
   Share %______________SSN____________
   Address_____________________________
   City________________________________
   State___________________Zip_________

2. Name _______________________________
   Date of Birth ______________________
   Relationship________________________
   Share %______________SSN____________
   Address_____________________________
   City________________________________
   State___________________Zip_________

Payment will be made in equal shares to the primary beneficiary who survives me, or if none, to the secondary beneficiary who survives me. If no beneficiary survives me, payment will be made to my estate.

TRANSFER OF ASSETS REQUEST
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Contact your current custodian or insurance company for their requirements before completing.

Complete this form to transfer your present 403(b) account held at another institution to one of the Funds in the American National Family of Funds and return to Securities Management and Research, Inc. Securities Management and Research, Inc. will forward these instructions to your present custodian or insurance company. Your current custodian may require a separate letter of instruction, a signature guarantee or an annuity contract, if issued.

EMPLOYEE INFORMATION

Name:__________________________________________________________________________

Soc. Sec. #:___________________________________________________________________

Date of Birth: ________________________________________________________________

Address: ______________________________________________________________________

City, State, Zip ______________________________________________________________

TRANSFER FROM YOUR PRESENT 403(b) ACCOUNT
Name of Insurance Company or Present Custodian:

_______________________________________________________________________________

Address: ______________________________________________________________________

City, State, Zip: _____________________________________________________________

Account Number(s): ____________________________________________________________

EMPLOYEE'S AUTHORIZATION FOR TRANSFER

To Resigning Custodian or Trustee:

I request a / / FULL  / / PARTIAL:  $___________________________________
liquidation and transfer of my tax sheltered annuity or custodial account(s) established pursuant to Internal Revenue Code Section 403(b) / / IMMEDIATELY or / / AT MATURITY. I have established a 403(b) plan with the American National Family of Funds and have appointed Securities Management and Research, Inc. as the successor custodian to accept this tax-free transfer of my present Account

_______________________________________________________________________________
Signature

_______________________________________________________________________________
Date

_______________________________________________________________________________
Signature guarantee, if required by Resigning Custodian

If you have any questions regarding the transfer request, please contact / / Securities Management and Research, Inc.
    at 1-800-231-4639

/ / Shareholder (Daytime Phone) (   )_______________________-

INVESTMENT OF TRANSFERRED PROCEEDS

/ / I am opening a new account and have attached a completed application

/ / Please deposit the transferred proceeds in my existing 403(b) custodial account number:

_______________________________________________________________________________

ACCEPTANCE BY NEW CUSTODIAN
Securities Management and Research, Inc. has agreed to serve as custodian for the above individual's 403(b) custodial account. As custodian, Securities Management and Research, Inc. will accept the transfer described above. Please liquidate, and transfer on a custodian-to-custodian basis the amount designated above and make check payable to Securities Management and Research, Inc., for benefit of the above named individual account number _________________________ and mail the check to Securities Management and Research, Inc., One Moody Plaza, 14th Floor, Galveston, Texas 77550.

_______________________________________________________________________________
Authorized Signature Securities Management and Research, Inc.

_______________________________________________________________________________
Date

REQUIRED MINIMUM DISTRIBUTION INFORMATION

NOTE TO PRESENT CUSTODIAN: If the Employee has reached age 70 1/2, please complete the following Election made by the Employee as of the required beginning date. Remaining Period over which required distributions are to be made: ______________________________ (Number of Years)

Payment method: (Select one)

/ / Declining (elapsed) years
/ / Recalculation of life expectancy

Did Employee choose Joint Life Expectancy with a Designated Beneficiary? / / Yes / / No

If "YES" complete following

Beneficiary Name:______________________________________________________________

Date of Birth: ________________________________________________________________

Is Beneficiary Spouse?  / / Yes  / / No

SAMPLE SALARY REDUCTION AGREEMENT
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

This form is provided as an example of a typical salary deferral agreement available from your employer and may be used if acceptable to your employer. Once completed the form will be retained by your employer as authorization to begin salary deferrals. No representations as to the validity or accuracy of the content of this form is being made by Securities Management & Research, Inc. or its representatives. Be sure to confirm that the American National Family of Funds (American National Funds Group and the SM&R Capital Funds, Inc.) have been approved by your employer for 403(b) investments.

/ / New Reduction

/ / Increasing Existing Amount

/ / Decreasing Existing Amount

It is agreed by __________________________________________________________
hereinafter referred to as "Employer", and ____________________________________________________, hereinafter referred to as "Employee", that the employment contract between them for the 19___ through 19___ tax year be amended in the following manner:

1. The salary to be paid to the Employee by the Employer shall be reduced by the sum of $__________ per month,(______ payments) beginning with the check payable on _______________________________________, 19___.

2. The salary to be paid to the Employee by the Employer shall be reduced by the sum of $__________ per month, (______ payments) beginning with the check payable on _______________________________________, 19___ and beginning with the check payable on  _______________________________________, 19___, my salary shall be reduced by the sum of $__________ (______ payments).

3. The sum of $__________ per month resulting from such salary reduction shall be transmitted by the Employer for the purchase of shares of the American National Funds to be held in a Custodial account. Such Custodial account shall be established for the Employee in accordance with the provision of IRC 403(b)(7) and related sections.

4. The reduction amount will be forwarded on the ____________ of the month following the payroll deduction to:

       Securities Management & Research, Inc.
       One Moody Plaza
       Galveston, Texas 77550

5. The Employee releases any and all rights, present and future, to receive payment of the sums from the Employer resulting from such salary reduction in any form except: (1) the right of the Employee to designate beneficiary of sums to be paid from the Employee's custodial account, together with sums withheld by the Employer but not yet forwarded to the designated regulated investment company, upon the Employee's death; (2) the right of the Employee, upon termination of employment by reason other than death, personally to receive all or any part of the amount specified for which service has been rendered but which has not been transmitted for the purchase of shares of a regulated investment company, together with such amount as shall be in the Employee's custodial account; or (3) the right of the Employee as to receipts of sums so paid upon his death.

6. The Employee acknowledges that the Employer has made no representation to the Employee regarding the advisability, appropriateness or tax consequences of the purchase of the shares described herein. The Employee agrees that the Employer shall have no liability whatsoever for any and all losses suffered by the Employee with regard to his selection of the fund; the selection of the regulated investment company; the solvency of, operation of, or benefits provided by said regulated investment company; or his selection and purchase of shares of regulated investment companies.

7. This amendment shall automatically apply to the employment contract entered into between the Employer and the Employee for each succeeding tax year unless amended or terminated by written notice to the Employer prior to the expiration of the then current tax year.


Date: ___________________________________________________________, 19 ___


_______________________________________________________________________________
Authorized Signature (Employer)

_______________________________________________________________________________
Employee Signature

_______________________________________________________________________________
Employee Social Security Number

                             RETAINED BY EMPLOYER

SALARY REDUCTION MAXIMUM ALLOWABLE DEFERRAL WORKSHEET
------------------------------------------------------------------------------

 The following deferral worksheet will help you determine the amount of your maximum allowable salary reduction. However, you may be required to reduce this amount further if your employer is making plan contributions in addition to your deferrals or you are currently making salary deferral contributions to other retirement plans. You may keep this worksheet for your own records.

 Information Required for Deferral Computation:

CURRENT SALARY                         =$__________
  Current Annual Salary (before Salary Reductions)

YEARS OF SERVICE                       =___________
  Years of service with Current Employer (enter whole and fractional years; however, if less than 1 year, use "1" year)

PRIOR CONTRIBUTIONS                    =$__________
  All contributions (excluding salary deferrals) made by your present employer to qualified plans, including 403(b) and SEP-IRA Plans, in prior years for your benefit.

PRIOR DEFERRALS                        =$__________
  All salary deferrals made to 403(b) Plans (including tax-sheltered annuities) 457 Plans (relating to State deferred compensation plans), SAR-SEP, and 401(k) Plans on your behalf by your present employer in prior years.

_______________________________________________________________________________

    BASIC EXCLUSION ALLOWANCE FOR DEFERRALS:

    1. $___________________=$___________________times________________times .20
                                Current Salary       Years of Service

    2. $___________________=$___________________plus $________________
                             Prior Contributions       Prior Deferrals

    3. $___________________= #1 minus #2

    4. ____________________=(___________________times .20) plus the numeral 1
                              Years of Service

    5. $___________________= #3 divided by #4
        Basic Exclusion Allowance

    6. $___________________= Enter amount in #5 or $9,500, whichever is less
        Maximum Allowable Deferral

_______________________________________________________________________________

 It is important that you do not exceed your maximum annual contribution with respect to any tax year. Any such excesses may be subject to penalty taxes and/or interest charges on unpaid taxes. Alternative calculation methods are available to certain plan participants which may result in a larger allowance if you are an employee of a "qualified organization".

 The use of this calculation method may not be appropriate for you if you are a church employee or if you participate in any other salary reduction plan.

 PLEASE NOTE: Neither Securities Management and Research, Inc. nor its Registered Representatives give legal or tax advice or are authorized to do so. This Salary Reduction Maximum Allowable Deferral Worksheet is not intended as legal advice and is a brief summary of applicable law, which is complex and subject to change. For complete details, you should consult with your legal and tax advisors.

                              RETAINED BY EMPLOYEE

AMERICAN NATIONAL FAMILY OF FUNDS 403(b)(7)
CUSTODIAL AGREEMENT
-------------------------------------------------------------------------------

   The American National Family of Funds (herein referred to as "Funds", "American National Funds" or "American National Family of Funds") 403(b)(7) Custodial Agreement (the "Agreement") is intended for use by Employers and by eligible employees who may wish to have their Employer's contributions held for their benefit in an account invested in shares of eligible American National Funds, all of which are regulated investment companies, upon the terms and conditions set forth in this Agreement and in accordance with the applicable provisions of the Internal Revenue Code of 1986, as amended.

   This Agreement is authorized for distribution only if accompanied or preceded by a current prospectus of one of the American National Funds, in which a participant invests, in accordance with Section 4. Such prospectuses contain information concerning the applicable sales charge and other important facts.

   The Employer is an organization described in Section 403(b)(1)(A) of the Internal Revenue Code of 1986 (the "Code") and desires to provide benefits for certain of its employees by establishing with the Custodian a custodial account which satisfies the requirements of Section 401(f)(2) of the Code.

   The Custodian is willing to accept its appointment as Custodian of such custodial account.

   Accordingly, the Employer and the Custodian agree as follows:

SECTION 1. DEFINITIONS:

   As used in this Agreement, the following terms have the meaning set forth below, unless a different meaning is clearly required by the context:

 1.1 "Account" or "Accounts" means the separate account(s) established and maintained under this Agreement in accordance with Section 403(b)(7) of the Code to hold and manage the contributions made hereunder for the benefit of an Employee.

 1.2 "Agreement" means this American National Family of Funds 403(b)(7) Custodial Agreement, which may constitute an amendment and restatement of the Agreement in effect immediately prior to this custodial agreement (the "Former Agreement"), including the information and provisions set forth in the account application executed to establish the Employees Account(s). The Agreement, including the account application and any designation of beneficiary filed with the Custodian, may be proved either by an original copy or a reproduced copy thereof.

 1.3 "Application" means the Application for American National Family of Funds 403(b)(7) Custodial Account Application executed by the Employee providing for the establishment of the Account(s) in accordance with the terms and conditions of the Agreement and if applicable, such other or additional documents as may be required. The Application is attached to, and made a part of, this Agreement.

 1.4 "Beneficiary" or "Beneficiaries" means the individual or individuals currently designated by the Employee or, where applicable, by his surviving spouse, as the beneficiary or beneficiaries on the form provided for this purpose and then currently on file with the Custodian, or if no such beneficiary is alive or no designation is in effect at the time of the Employee's death, the Employee's estate.

 1.5 "Code" means the Internal Revenue Code of 1986, as amended and Treasury Department regulations issued thereunder and applicable Internal Revenue Service rulings.

 1.6 "Contribution" means any salary reduction contribution amount transmitted by the Employer to the Custodian, and any rollover or transfer contribution, to be credited to the Employee's Account in accordance with Section 3.

 1.7 "Custodian" means Securities Management and Research, Inc. or any successor Custodian, as provided in Section 8.

 1.8 "Disabled" means, an individual who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration. An individual shall not be considered disabled unless he furnishes proof of the disability, as required.

 1.9 "Employee" means an individual employed by the Employer who has obtained the Employer's consent to participate under this Agreement and who has properly executed the Application.

 1.10 "Employer" means the employer named in the Application and as described in Section 501(c)(3) of the Code and exempt from tax under Section 501(a) of the Code; or a State, a political subdivision of a State, or any agency or instrumentality thereof, but only with respect to employees who perform or have performed services for an educational organization described in Section 170(b)(1)(A)(ii) of the Code.

 1.11 "Financial Hardship" The determination by the Employer of the existence of financial hardship and the amount required to be distributed to meet the need created by the financial hardship shall be made in accordance with the following standards: a financial need of the Employee because of
      (i) a personal accident or illness of the Employee or a person in the Employee's immediate family, (ii) the death of a person in the Employee's immediate family, (iii) the need for funds to acquire, construct or reconstruct or substantially rehabilitate any dwelling unit which within a reasonable time is to be used (determined at the time the distribution is made) as a principal residence of the Employee or a person in the Employee's immediate family or educational expenses of the Employee or a person in the Employee's immediate family. Distributions made for financial hardship purposes are subject to mandatory 20% withholding. A distribution based upon financial hardship cannot exceed the amount required to meet the immediate financial need created by the financial hardship and not reasonably available from other resources of the Employee. Distributions on account of financial hardship after December 31, 1988, shall only be made in the case of contributions made pursuant to a Salary Reduction Agreement. The Custodian shall have no responsibility for obtaining the determination from the Employer or evaluating the financial hardship or the independence of the individual making the determination. The determination of the Employer shall be final.

 1.12 "Funds", "American National Funds" or "American National Family of Funds" means the regulated investment companies, as defined in Section 851(a) of the Code, whose investment adviser and shareholder servicing agent is Securities Management and Research, Inc., and whose shares are authorized for purchase under this Agreement.

 1.13 "Salary Reduction Agreement" means a legal binding agreement between the Employer and the Employee whereby the Employee irrevocably agrees to take a reduction in salary or forego an increase in salary with respect to amounts earned after the Agreement's effective date, and whereby the Employer agrees to contribute the amount of salary reduced or foregone by the Employee to the Account(s). The Salary Reduction Agreement may be terminated at any time by either the Employer or the Employee with respect to amounts not yet earned by the Employee.

SECTION 2.  ESTABLISHMENT OF ACCOUNT(S).
 2.1 The Custodian shall, in accordance with the terms of this Agreement, open and maintain an Account for the exclusive benefit of each Employee who has properly become a party to this Agreement and the Employee's designated beneficiaries. The Custodian shall hold and administer, in accordance with the terms hereof, contributions to the Account(s) and any gain or income from the investment thereof.

2.2 The Application and the Salary Reduction Agreement are incorporated herein by reference as part of the Agreement. The Employer shall be deemed to have established this Account for the Employee upon the Employer's payment to the Custodian of the initial contribution specified in Section 3. The Account will become effective upon acceptance of the Application by or on behalf of the Custodian at its offices, as evidenced by a written notice to the Employee. Notice may be given by confirmation statement confirming the establishment of the Account.

 2.3  Requirements for Establishment of Texas Optional Retirement
      Program Accounts. The Custodian shall open and maintain two separate accounts for each Employee electing to invest in the State of Texas Optional Retirement Program (ORP). The Custodian shall hold the State's matching contribution in an SM&R Capital Funds, Inc.--American National Primary Fund Series account for the Employee for a period of one year and one day; and contributions made by salary reduction for the employee will be invested in the Fund of his choice pursuant to the conditions of ORP. The State of Texas shall maintain sole discretion over all separate accounts containing State ORP contributions until such time as the Custodian is directed otherwise by the State.

SECTION 3.  CONTRIBUTIONS
 3.1 The Custodian shall accept cash contributions from the Employer on behalf of Employee. Each such contribution shall be accompanied by specific written instructions from the Employer specifying the Employees' separate accounts to which it is to be credited. Employer contributions shall be made only pursuant to a written salary reduction agreement between the Employer and Employee.

      The Employee shall have sole responsibility for determining the amount an Employer may contribute on his behalf. The Custodian shall not be responsible to recommend or compel Employer contributions to the Account. If during any taxable year the Employer contributes an amount which is an "excess contribution," such excess contribution and any income attributable thereto shall, upon the written request of the Employee to the Custodian specifying the specific amount of such excess contribution and income, be paid to the Employee by the Custodian.

 3.2 The Employer or the Employee may transfer cash from another custodial account qualified under Section 403(b)(7) of the Code and/or from an annuity contract qualified under Section 403(b) of the Code to the Account if the Employee certifies that the transaction meets the requirements for a tax-free transfer of annuity contract under
      Section 1035 of the Code and other applicable laws or rulings of the Internal Revenue Service, or is a rollover contribution described in Sections 403(b)(8), 408(d)(3)(A)(iii) or any other appropriate section of the Code. Once transferred, such assets shall be treated as a contribution on behalf of such Employee for purposes of this Agreement and shall be invested, distributed and otherwise dealt with as such. The Custodian shall not have any responsibility to the Employee for the tax treatment of any such transfer or rollover.

 3.3 The Employer or the Employee may cause the transfer, in cash, of the balance credited to the Employee's separate account from this Account directly to the Custodian of another custodial account qualified under Section 403(b)(7)of the Code or to an insurance company designated by the Employee for the purchase, for the benefit of the Employee of an annuity contract qualified under Section 403(b) of the Code if the Employee certifies that the transaction meets the requirements for a tax-free transfer of annuity contracts under Section 1035 of the Code and other applicable laws or rulings of the Internal Revenue Service. Once transferred, such assets shall be treated as a contribution on behalf of the Employee for purposes of the successor custodial account and/or annuity contract and shall be invested, distributed and otherwise dealt with as such.

 3.4 Neither the Custodian nor the Distributor or its agents shall be liable for losses arising from the acts, omissions, or delays or other inaction of any party transferring assets to the Account or receiving assets transferred from the Account pursuant to this Section 3 nor shall they have responsibility for the tax treatment to the Employee of any rollover or transfer of assets.

SECTION 4.  INVESTMENT OF ACCOUNT ASSETS.
 4.1 Contributions credited to the Employee's Account(s) shall be applied by the Custodian solely to the purchase of shares, including fractional shares carried to the third decimal place in one or more of the Funds.

 4.2 The Employer (upon request of the Employee) and/or the Employee may direct the Custodian at any time and from time to time to exchange any shares held in the Account for other shares of Funds in the American National Family of Funds in accordance with the then current prospectuses relating to such shares.

 4.3 All dividends and capital gains or other distributions shall be reinvested in additional fund shares which shall be credited to the Employee's account.

 4.4 All shares credited to the Employee's Account shall be registered in the name of the Custodian or its registered nominee.

 4.5 The Employee may not borrow funds from his account, nor may he use the funds as security for any loan or extension of credit.

 4.6 The Custodian shall not have any duty to question the directions of the Employee or the Employee's Beneficiary, executor or administrator regarding the investment of the assets in the Account or to advise such persons regarding the purchase, retention or sale of such investments, nor shall the Custodian be liable for any loss that results from the exercise of control over the Account by the Employee or the Employee's Beneficiary, executor or administrator. By giving investment instructions the Employee or the Employee's Beneficiary, executor or administrator will be deemed to have acknowledged receipt of the then current prospectus in which the Employee or the Employee's Beneficiary, executor or administrator instructs the Custodian to invest contributions or assets under the terms of this Agreement.

SECTION 5.  DISTRIBUTIONS
 5.1 Distribution from the Account shall be made by the Custodian only to an Employee, his surviving spouse or Beneficiary (as defined in Section 1), and no purported sale, transfer, pledge or assignment by the Employee, his spouse or Beneficiary of all or any part of an interest in the Account shall be recognized by the Custodian except as provided in
      Section 3.2. The interest of a Employee, his spouse or Beneficiary in the Account shall not be subject to the debts, contracts, liabilities, engagements or torts of such person or to attachment or legal process against such person. This Section 5.1 shall be subject to such exceptions as may be required by law, including without limitation, any requirements as to the withholding of any amounts from such distributions for federal and, if applicable, state income taxes.

 5.2 "Events of Distributions" The Custodian shall distribute, or commence distribution of, the balance credited to an Employee's account only upon request of the Employee after receipt of written certification and evidence satisfactory to the Custodian from the Employee that one or more of the following events have occurred:

     (a) the Employee has reached his Normal Retirement Date or has actually reached age 70 1/2;

     (b) the Employee has attained age 59-1/2;

     (c) the Employee has become disabled (refer to Section 1 for definition of disabled);

     (d) the Employee has separated from service with the Employer;

     (e) the Employee has died.

 5.3 Restrictions on ORP Distributions. Notwithstanding any limitations contained in this paragraph 5.2, and in accordance with the rules and regulations promulgated by the State of Texas in connection with optional retirement programs, no distribution from the custodial account shall be made unless written authorization of one of the following three conditions is provided by the Employer to the Custodian:

     1. Death of Employee;

     2. Termination of service with Employer;

     3. Retirement of Employee.

     Furthermore, whereby state matching contributions has been invested in a separate account on behalf of an Employee and such Employee terminates his employment prior to one year and one day of employment, the distribution will be made payable and forwarded to the State.

 5.4 Whether or not the distribution have commenced pursuant to
     Section 5.2, all or a portion of an Employee's interest in the Account shall be distributed to him by the Custodian upon receipt of written notice from the Employer (following application by the Employee) that such distribution has been authorized by the Employer for reason of Financial hardship (as defined in Section 1). Any such distribution shall be paid to the Employee in cash after receipt of certification by the Employee that the distribution amount is only of salary reduction contributions and not earnings. Such distribution will be subject to the 20% mandatory withholding pursuant to the Unemployment Compensation Act of 1992.

 5.5 If the distribution occurs before the Employee is age 59-1/2
     (and is not directly rolled over to another qualifying plan), the distribution is subject to a 10% federal excise tax plus a 20% mandatory withholding, in addition to ordinary income tax, unless the distribution is: (a) made on account of separation of service occurring after attainment of age 55; (b) attributable to disability; (c) made to a beneficiary or to the Employee's estate following the death of the Employee; (d) made to an alternate payee pursuant to a qualified domestic relations order, or (e) part of a series of substantially equal periodic payments (commencing after separation of service) over the Employee's single or joint life expectancy. Such payment schedule must remain uninterrupted through the later of attainment of age 59-1/2 or five (5) years from the date of the first payment.

 5.6 "Required Distributions" The Employee must begin receiving distribution from his Account not later than April 1 following the calendar year in which the Employee attains age 70-1/2, hereinafter termed the "required beginning date". At least 30 days prior to that date, the Employee must elect to have the balance in the Account distributed in: (i) a single sum payment; (ii) equal, or substantially equal, monthly, quarterly, or annual payments commencing not later than the required beginning date and not extending beyond the life expectancy of the Employee; or (iii) equal, or substantially equal, monthly, quarterly, or annual payments commencing not later than the required beginning date and not extending beyond the joint and survivor expectancy of the lives of the Employee and the designated Beneficiary, provided. However, if the Employee's spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value (determined at the time the distribution commences) of the account available for distribution is paid within the life expectancy of the Employee.

        The minimum amount that must be distributed each year, beginning with the date payments commence, is the balance in the Account immediately prior to the distribution (to include payments withdrawn during that year) divided by the life expectancy of the Employee or joint life expectancy of the Employee and his/her designated Beneficiary computed at the end of each year.

        Notwithstanding that distributions may have commenced pursuant to
     (i) or (ii) above, the Employee may receive a larger distribution from the Account upon written request to the Custodian.

        It shall be the duty of the Employee or, when applicable, the Employee's Beneficiary to determine the amount of distributions hereunder, and the Custodian shall not be liable to the Employee or any other person for taxes or other penalties incurred as a result of failing to distribute any minimum amount required by the Code.

5.7 "Death Benefits" If the Employee dies before receiving full distribution of the Account, the balance in the Account must be distributed in the following manner:

     (a) If the Employee died after his/her required beginning date for distributions, the Beneficiary will continue to receive distributions at least as rapidly as under the method of distribution in use prior to the Employee's death and may request larger distributions, including a single sum payment of the balance.

     (b) If the Employee died prior to his/her required beginning date, and the designated Beneficiary is the surviving spouse, the spouse may receive the balance in the Account:

         (i) over a period (or in a single sum payment) not extending beyond December 31 of the fifth year following the Employee's death, or

        (ii) over a period or in a single sum payment commencing not later than December 31 of the year in which the Employee would have attained age 70-1/2 and not extending beyond the life expectancy of the surviving spouse.

        Distributions will be treated as having been paid to the surviving spouse even if paid to a child if the balance will be paid to the spouse when the child reaches the age of majority.

     (c) If the Employee died prior to his/her required beginning date, and the designated Beneficiary is not the surviving spouse, the Beneficiary must receive the balance of the Account

         (i) over a period or in a single sum payment not extending beyond December 31 or the fifth year following the
                         Employee's death, or

         (ii) over a period commencing not later than December 31 of the year following the year of the Employee's death and not extending beyond the life expectancy of the Beneficiary.

 5.8 "Computation of life expectancy" Life expectancies of the Employee and Beneficiary shall be determined pursuant to tables contained in
      Section 1.72-9 of the Treasury Regulations.

  Unless an election to recalculate life expectancy is made by the Employee (or surviving spouse in the case of distributions described in Section 4.4(b)(ii) above) not later than the required beginning date, payments for any 12-consecutive-month period will be based on life expectancy, computed prior to the first payment, minus the number of whole years passed since the payments first commenced.

 5.9 "Miscellaneous" Any distribution payment made by the Custodian shall be subject to withholding of any income or other taxes required by law.

SECTION 6.  NONFORFEITABILITY.

  A Participant's interest in the balance of his account shall at all times be nonforfeitable.

SECTION 7.  BENEFICIARY DESIGNATION.

  The Employee may designate the Beneficiary of his Account by completing a beneficiary designation form acceptable to and filed with the Custodian.

  If the Employee designates more than one Beneficiary, he shall designate the percentage interest that each such Beneficiary shall receive from his Account upon distribution. In the event no such percentage interest is designated, the interest of each Beneficiary shall be equal.

  If the Employee predeceases his/her spouse before his/her entire Account is distributed in accordance with Article 4(c) of the Plan and the spouse is entitled to distributions and the Employee has designated no Beneficiary for the remaining interest and if the spouse should die before the Account is fully distributed or all such Beneficiaries shall have predeceased the Employee's spouse, then the interest of the Employee's spouse in the Account shall be fully vested and subject to the terms and conditions of this Article and the Employee's spouse shall be entitled to designate the Beneficiary of Account in accordance with this Article.

  The Employee may, at any time, change or revoke any designation made under this Section by completing a beneficiary designation form acceptable to and filed with the Custodian. Upon the death of the Employee, the designation or designations made hereunder shall be irrevocable. A change of beneficiary designation shall be effective only if received by the Custodian prior to the death of the Employee.
  If the Employee fails to designate any Beneficiary or if the Employee revokes the designation of Beneficiary or if all Beneficiaries designated predeceases the Employee, then the entire interest of the Employee in his/her Account shall pass to the Employee's estate.

SECTION 8.  RESPONSIBILITY AND DUTIES OF CUSTODIAN.

 8.1 "Agency" The Custodian shall be an agent for the Employer and the Employee to receive and invest contributions as directed by the Employee, hold and distribute investments, and keep adequate records and report thereon, all in accordance with the Agreement. The parties do not intend to confer any fiduciary duties on the Custodian and none shall be implied.

 8.2 "Delegation of Authority" The Custodian may perform any of its administrative duties through other persons designated by it from time to time, except that shares must be registered as stated in Section 5.4; but no such delegation or future change therein shall be considered as an amendment of the Agreement.

 8.3 "Written Communications" All notices, requests and other communications to the Custodian by the Employer or any Employee (or his spouse or Beneficiary) shall be in writing and in such form as the Custodian may from time to time prescribe. The Custodian shall be entitled to rely on any such instrument believed by it to be genuine.

 8.4 Except as provided in Section 9.2, the Custodian shall have the power and authority in the administration of the Account to do all acts, to execute and deliver all instruments and to exercise for the benefit of the Employee's and their Beneficiaries any and all powers which would be lawful, were it in its own right the actual owner of the property held.

 8.5 "Custodian Fees" The Custodian shall receive such compensation for its services hereunder as may be agreed upon from time to time by the Custodian and the Employee. At least thirty (30) days notice shall be given of any increase in the Custodian's compensation and the Employee shall have made no objection thereto within such 30-day period. Such compensation and any expenses incurred by the Custodian in the administration of the Account shall be paid from the Account and shall, unless allocable to the accounts of specific Employee's be charged proportionately to the accounts of all Employee's.

 8.6 "Resignation or Removal" The Custodian may resign at any time upon thirty (30) days' notice in writing to the Employee and may be removed by the Employer at any time upon thirty (30) days' notice in writing to the Custodian and the other party. Upon such resignation or removal, the Employer shall appoint a successor custodian, which successor shall be a "bank" as defined in Section 501(d)(1) of the Code or such other person who is eligible to be a custodian under Section 401(f)(2) of the Code.
      If within thirty (30) days after the Custodian's resignation or removal, the Employer has not appointed a qualified successor custodian which has accepted such appointment, the Custodian may appoint, or may apply to a court of competent jurisdiction for appointment of a successor custodian which shall be a "bank" as defined in Section 401(d)(1) of the Code or such other person eligible to be a custodian under Section 401(f)(2) of the Code. Upon receipt by the Custodian of written acceptance of appointment by the successor custodian, the Custodian shall transfer and pay over to such successor the assets of the Account and all records pertaining thereto, reserving such sum as it may deem advisable for payment of all its fees, compensation, costs and expenses and any other liabilities constituting a charge on or against the assets of the Account or on or against the Custodian. The successor custodian shall thereafter be the Custodian under this Agreement. Upon its resignation or removal, the Custodian shall not be liable for the acts or omissions of any successor Custodian. Upon the transfer of the assets of the Account to a successor Custodian, the resigning or removed Custodian shall be relieved of all further liability with respect to this Agreement, the Account and the assets thereof.

 8.7 "Liability of Custodian" The Custodian shall not be liable in any way for the determination or collection of contributions provided for under this Agreement, the selection of the investments for the Account, the purpose or propriety of any distribution made pursuant to Section 5 hereof, or any other action taken at the direction of the Employer, the Employee (or Beneficiary, where applicable) or other authorized representative. The Custodian shall not be obliged to take any action whatsoever with respect to the Account except upon the receipt of written directions from the Employee (or Beneficiary, where applicable) or other authorized representative. The Custodian shall be under no obligation to determine the accuracy or propriety of any such directions and shall be fully protected in acting in accordance therewith. Subject to applicable law, the Custodian shall not be liable for taking or omitting to take any action under this Agreement. The Custodian shall not be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement.

SECTION 9. REPORTS AND RETURNS.

 9.1  The Custodian shall:

      (a) maintain separate records of the interest of each Employee (or his surviving spouse or Beneficiary) in the Account indicating (i) the amounts and dates of all contributions, (ii) the investment of such contributions, (iii) the earnings on such investments, (iv) the amounts and dates of all distributions, and (v) such other data as the Custodian deems useful in carrying out its duties hereunder; and

      (b) mail at least once during each calendar year a statement of all transactions in the Account during the preceding year and a statement showing the value of the assets held in the Account as of the end of such year. Unless the Employee sends the Custodian written objection to a report within sixty (60) days after its receipt, the Employee shall be deemed to have approved such report; and, in such case, the Custodian shall be forever

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          released and discharged from all liability and accountability to anyone with respect to all matters and things included therein. The Custodian may seek a judicial settlement of its accounts. In any such proceeding the only necessary party thereto in addition to the Custodian shall be the Employee.

 9.2 Shares in the Account shall be voted by, or in accordance with the instructions of, the Employee of whose benefit they are held, or by, or in accordance with the instructions, of his surviving spouse or Beneficiary; and the Custodian shall deliver, or cause to be delivered to the Employee or his surviving spouse or Beneficiary all notices, financial statements, proxies and proxy materials relating to such Shares.

 9.3 The Custodian shall file such returns or reports with respect to the Account as are required to be filed by it under the Code and the regulations thereunder, or by the Department of Labor, and the Employer and each Employee shall provide the Custodian with such information available to them as the Custodian may require to file such reports.

SECTION 10. AMENDMENT AND TERMINATION.

10.1 This Custodial Agreement may be amended by written instrument to any extent upon thirty (30) days written notice to the Employee. Notwithholding the foregoing, such amendment shall be effective upon adoption if designated by the Custodian as necessary to qualify under
      Section 403(b) of the Code.

10.2 This Agreement shall terminate upon the complete distribution of the Account or in the event that a determination is made by the Internal Revenue Service that the Account does not satisfy the requirements of Section 401(f)(2), Paragraph 11,700 of the Code or that contributions thereto are not treated under Section 403(b)(7)(A) of the Code as contributed for annuity contracts. In the event of termination as aforesaid, the balance in the Account shall be distributed to the Employee's (or their respective surviving spouses or Beneficiaries, as the case may be) in accordance with their interests in the Account.

10.3 "Salary Reduction Agreement" The Employee and the Employer may agree to amend the Salary Reduction Agreement at any time. The Employee and Employer shall not enter into more than one Salary Reduction Agreement in any one taxable year.

SECTION 11. MISCELLANEOUS.

11.1 "Applicable Law" The Account is established with the intention that it qualify as a custodial account under Section 401(f)(2) of the Code and that contributions thereto be treated under Section 403(b)(7)(A) of the Code as amounts contributed for annuity contracts, and the provisions of this Agreement shall be construed in accordance with such intention. This Agreement shall be governed by the laws of the State of Texas insofar as election of such laws is permitted.

11.2 "Pronouns" Whenever used in this Agreement, the masculine pronoun is to be deemed to include the feminine. The singular form, whenever used herein, shall mean or include the plural form where applicable, and vice versa.

11.3 "Notices" Any notice, accounting, or other communication which the Custodian may give the Employer or the Employee shall be deemed given when mailed to the Employer or Employee at the latest address which has been furnished to the Custodian. Any notice or other communication which the Employer or Employee may give to the Custodian shall not become effective until actual receipt of said notice by the Custodian.

11.4 "No Employment Contract" This Agreement shall not be deemed to constitute a contract of employment between the Employer and Employee, nor shall any provision hereof restrict the right of the Employer to discharge the Employee or of the Employee to terminate his employment.

11.5 "Disqualification" This Agreement is established and created with the intent that it shall meet the terms of Section 403(b)(7) of the Code. Notwithstanding any other provision contained herein, if it is determined by the Internal Revenue Service that the Agreement is not qualified initially and is not amended to retroactively qualify under such Section of the Code, all assets acquired with contributions hereunder together with income earned thereon less reasonable expense and agreed Custodian fees, shall be distributed to the Employees and the Agreement shall be considered to be rescinded and of no force and effect. If the Agreement, after qualifying initially or retroactively, shall fail to remain qualified under Section 403(b)(7) of the Code, the assets held hereunder shall be segregated by the Custodian, or otherwise disposed of for the exclusive benefit of Employees within 30 days following the custodian's receipt of notice of determination of such disqualifications.

11.6 "Tax Treatment" The tax treatment of any contributions to the Custodial Account and of any earnings of the Custodial Account depends, among other things, upon the tax status of the Employer and the amount of contributions made in any year to the Account (and to other plans, accounts, or contracts with the benefit of special tax treatment) for the benefit of the Employee. The Custodian, and the American National Funds and SM&R Capital Funds assume no responsibility with respect to such matters, nor shall any term or provision of this Agreement be construed so as to place any such responsibility upon any of them.

11.7  The American National Family of Funds 403(b)(7) Custodial
      Agreement and related documents are intended to comply with current provisions of the Internal Revenue Code. However, the Funds comprising the American National Family of Funds assume no responsibility as to the effect or legal sufficiency under federal, state or other applicable law of this Agreement in any particular case. This Agreement is not a prototype, master plan or other similar document approved as to form by the Internal Revenue Service.

     Further information regarding 403(b) plans may be obtained from any district office of the Internal Revenue Service.

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Form 9343-94
Rev. 9/97 1500
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